                                                                                                                                              Exhibit 23.2

                                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 8, 2002 relating to the financial statements and financial statement schedules of Conectiv, which appears in Conectiv's Annual Report on Form 10-K for the year ended December 31, 2001.

We also consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 13, 2002 relating to the financial statements, which appears in the Annual
Report of Conectiv Savings and Investment Plan on Form 11-K, and of our report dated May 21,
2002 relating to the financial statements, which appears in the Annual Report of Atlantic Electric
401(k) Savings and Investment Plan-B on Form 11-K, both for the year ended December 30, 2001.

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
July 18, 2002